CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in the Offering Circular on Form 1-A ("Offering Circular") of our reports dated January 25, 2022 and February 3, 2021 relating to the consolidated financial statements of Shackelford Pharma Inc. for the years ended September 30, 2021 and 2020, incorporated in the Offering Circular and the reference to us under the caption "Experts" in such Offering Circular.

DALE MATHESON CARR-HILTON LABONTE LLP Chartered Professional Accountants

Vancouver, Canada

December 9, 2022